Exhibit 10.1

Grant No. __

Wave Life Sciences Ltd.

(the “Company”)

Nasdaq Inducement Non-qualified Share Option Grant Notice and

Nasdaq Inducement Non-qualified Share Option Agreement

A. Name of Participant:

B. Grant Date:

C. Expiration Date: 10-year anniversary of the Grant Date______

D. Maximum Number of Ordinary Shares for

which this Option is exercisable:

E. Exercise (purchase) Price per Ordinary Share:

F. Vesting Start Date: __________________________________

G. Vesting Schedule:

This Option shall become vested and exercisable with respect to the number of Ordinary Shares set forth below provided that at all times the Participant is providing Continuous Service:

[insert vesting schedule].

Notwithstanding the foregoing, in the event the Company consummates a Change of Control and on or within one year following the Change of Control the Participant is terminated by the Company other than for Cause (including in the event of death or Disability) or the Participant resigns from the Company for Good Reason (the “Termination Date”), the Option to the extent outstanding and unvested shall on the Termination Date become immediately vested and exercisable with respect to 100% of the Ordinary Shares subject to the Option. However, in the event of a Change of Control where the Option is not assumed or substituted in accordance with Section 7.2 of the Nasdaq Inducement Non-qualified Share Option Agreement attached hereto, the Option shall become immediately vested and exercisable with respect to 100% of the Ordinary Shares subject to the Option in connection with the Change of Control.

Change of Control shall mean (I) if the Participant is a party to an employment or other service agreement with the Company or its Affiliates and such agreement provides for a definition of Change of Control, the definition contained therein; or (II) if no such agreement exists that defines Change of Control: (A) a merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring shareholder approval.

Good Reason shall mean (A) if the Participant is a party to an employment or other service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or (B) if no such agreement exists that defines Good Reason: (i) relocation of the Participant’s principal business location to a location more than fifty (50) miles from the Participant’s then-current business location; (ii) a material diminution in the Participant’s duties, authority or responsibilities; or (iii) a material reduction in the Participant’s Base Salary (other than as a result of a broad based reduction of salary similarly affecting other Company employees having comparable rank, authority and seniority); provided that (a) the Participant provides the Company with written notice that the Participant intends to terminate his or her employment hereunder for one of the grounds set forth above within thirty (30) days of such ground occurring, (b) if such ground is capable of being cured, the Company has failed to cure such ground within a period of thirty (30) days from the date of such written notice, and (c) the Participant terminates his or her employment within sixty-five days from the date that Good Reason first occurs.

The Company and the Participant acknowledge receipt of this Nasdaq Inducement Non-qualified Share Option Grant Notice and agree to the terms of the Nasdaq Inducement Non-qualified Share Option Agreement attached hereto and incorporated by reference herein, and the terms of this Option Grant as set forth above.

Wave Life Sciences Ltd.
By: _____________________ Title: Authorized Signatory

Participant
By: _____________________ Name:

NASDAQ INDUCEMENT NON-QUALIFIED SHARE OPTION AGREEMENT –

INCORPORATED TERMS AND CONDITIONS

This Nasdaq Inducement Non-qualified Share Option Agreement (this “Agreement”) is made and entered into as of the Grant Date by and between Wave Life Sciences Ltd., a company incorporated in Singapore (the “Company”), and the “Participant” whose name appears on the Nasdaq Inducement Non-qualified Share Option Grant Notice.

1.
Grant of Option.
1.1
Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase (subscribe for) the total number of Ordinary Shares of the Company equal to the number of Ordinary Shares set forth on the Nasdaq Inducement Non-qualified Share Option Grant Notice, at the Exercise Price per Ordinary Share set forth on the Nasdaq Inducement Non-qualified Share Option Grant Notice, subject to adjustment, as provided in Section 7.1 hereof, in the event of a stock split, reverse stock split or other events affecting the holders of Ordinary Shares after the date hereof (the “Exercise Price”). The Option is being granted as an inducement material to the Participant’s entering into employment with the Company under NASDAQ Listing Rule 5635(c)(4). The Option is intended to be a Non-qualified Share Option.
1.2
Consideration and Conditions. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions contained herein.
1.3
Definitions. Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Agreement, have the following meanings:

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by this Agreement under (i) applicable laws of the Republic of Singapore, including but not limited to, the Singaporean Equity Remuneration Incentive Scheme and the Income Tax Act of Singapore; (ii) applicable laws of the United States, including but not limited to, United States federal and state securities laws and the Code; (iii) applicable laws of Japan, including but not limited to, the Financial Instruments and Exchange Act of Japan; (iv) any stock exchange or quotation system on which the Ordinary Shares are listed or quoted; and (v) the applicable laws of any foreign country or jurisdiction where the Option was granted.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means: (a) if the Participant is a party to an employment agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving fraud, embezzlement or any other act of moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) material breach of any employment, consulting, advisory, nondisclosure, non-solicitation, non-competition or similar agreement with the Company or its Affiliates; or (v) material violation of state or federal securities laws. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether the Participant has been discharged for Cause.

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board to which the Board has delegated power to act.

“Consultant” means any individual who is engaged by the Company or any Affiliate to render consulting or advisory services.

“Continuous Service” means that the Participant's service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of: (a) a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Applicable Laws.

“Corporate Transaction” means the merger, consolidation or other reorganization of the Company, or a successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether the Participant has a Disability shall be determined under procedures established by the Committee. The Committee may rely on any determination that the Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which the Participant participates.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate.

“Fair Market Value” means, as of any date, the value of an Ordinary Share as determined below. If an Ordinary Share is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of an Ordinary Share (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for an Ordinary Share, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Non-qualified Share Option” means an Option that by its terms does not qualify or is not intended to qualify as an incentive stock option under Section 422 of the Code.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Ordinary Shares” means ordinary shares in the capital of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Permitted Transferee” means the following if prior approval is obtained from the Committee in its sole and absolute discretion: (a) a member of the Participant’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant’s) control the management of assets; and any other entity in which these persons (or the Participant’s) own more than 50% of the voting interests; and (b) such other transferees as may be permitted by the Committee in its sole discretion and in compliance with Applicable Laws.

2.
Exercise Period; Vesting.
2.1
Vesting Schedule. The Option will become vested and exercisable as set forth on the Nasdaq Inducement Non-qualified Share Option Grant Notice.
2.2
Unvested Option. The unvested portion of the Option will not be exercisable on or after the Participant's termination of Continuous Service.
2.3
Expiration. The Option will expire on the Expiration Date set forth on the Nasdaq Inducement Non-qualified Share Option Grant Notice, or earlier as provided in this Agreement.
3.
Termination of Continuous Service.
3.1
Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date three months following the termination of the Participant's Continuous Service; or (b) the Expiration Date.
3.2
Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.
3.3
Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date 12 months following the Participant's termination of Continuous Service; or (b) the Expiration Date.
3.4
Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, or the Participant dies within a period following termination of the Participant’s Continuous Service during which the vested portion of the Option remains exercisable, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of: (a) the date 12 months following the Participant's termination of Continuous Service; or (b) the Expiration Date.
4.
Manner of Exercise.
4.1
Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Board or the Committee. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2
Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise. The Exercise Price shall be paid, to the extent permitted by Applicable Laws, either (a) in cash or by certified or bank check at the time the Option is exercised; (b) in accordance with a cashless exercise program established with a securities brokerage firm; or (c) in the discretion of the Committee, upon such terms as the Committee shall approve, by reduction in the number of Ordinary Shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; or (d) in any other form of legal consideration that may be acceptable to the Committee.
4.3
Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable foreign, federal, state and local withholding obligations of the Company. The Participant may satisfy any foreign, federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:
(a)
tendering a cash payment; or
(b)
authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no Ordinary Shares are withheld with a value exceeding the maximum amount of tax required to be withheld by Applicable Laws.

The Company has the right to withhold from any compensation paid to a Participant.

4.4
Issuance of Shares. Provided that the exercise notice and payment are in compliance with this Agreement and in form and substance satisfactory to the Company, the Company shall issue the Ordinary Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant's legal representative, which shall be evidenced by share certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company. No fractional Ordinary Shares shall be issued or delivered pursuant to this Agreement. The Committee shall determine whether any fractional shares should be rounded, forfeited or otherwise eliminated.
5.
No Right to Continued Employment; No Rights as Shareholder. This Agreement shall not confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company or its Affiliates. Further, nothing in this Agreement shall be construed to limit the discretion of the Company to terminate the Participant's Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Ordinary Shares subject to the Option prior to the date of exercise of the Option, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Ordinary Shares are issued, except as provided in Section 7.1 hereof.
6.
Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Applicable Laws, and otherwise shall be exercisable during the Participant's lifetime only by him or her unless the Board allows transfer to a Permitted Transferee. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.
7.
Corporate Transactions and Adjustments.
7.1
Adjustments Upon Changes in Shares. In the event of changes in the outstanding Ordinary Shares or in the capital structure of the Company by reason of any share or extraordinary cash dividend, share split, reverse share split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date, the Exercise Price and the maximum number of Ordinary Shares subject to the Option will be equitably adjusted or substituted, as to the number, price or kind of an Ordinary Share to the extent necessary to preserve the economic intent of the Option. In the case of adjustments made pursuant to this Section 7.1, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall ensure that any adjustments under this Section 7.1 will not constitute a modification of the Option within the meaning of Section 409A of the Code. The Company shall give the Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
7.2
Effect of a Corporate Transaction. The obligations of the Company under this Agreement shall be binding upon any successor corporation or organization resulting from a Corporate Transaction. In the event of a Corporate Transaction, the Board may take one or more of the following actions with respect to the Option: (i) make appropriate provision for the continuation of the Option by substituting on an equitable basis for the Ordinary Shares then subject to the Option either the consideration payable with respect to the outstanding Ordinary Shares in connection with the Corporate Transaction or securities of any successor or acquiring entity; (ii) require that the Participant surrender the Option in exchange for a payment by the Company, in cash or Ordinary Shares as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the Ordinary Shares subject to the vested portion of the Option exceeds the Exercise Price; or (iii) after giving the Participant an opportunity to exercise, to the extent vested, the Option, terminate the unexercised Option at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Corporate Transaction or such other date as the Board may specify.
8.
Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant's liability for Tax-Related Items.
9.
Compliance with Law. The exercise of the Option and the issuance and transfer of Ordinary Shares shall be subject to compliance by the Company and the Participant with all Applicable Laws. No Ordinary Shares shall be issued pursuant to this Option unless and until any then Applicable Laws have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Ordinary Shares with the U.S. Securities and Exchange Commission, any state securities commission or any stock exchange or under any other Applicable Laws to effect such compliance.
10.
Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware and any other Applicable Laws, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, if the Participant is a tax resident of the United States the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Middlesex County, Massachusetts or the federal courts of the United States for the District of Massachusetts and if the Participant is a resident of any other country the parties consent to the exclusive jurisdiction in the country in which such Participant resides.
11.
Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
12.
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.
13.
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.
14.
No Right to Future Grants. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other awards in the future. Future awards, if any, will be at the sole discretion of the Company.
15.
Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option and this Agreement, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement unless (a) the Company requests the consent of the Participant; and (b) the Participant consents in writing.
16.
No Impact on Other Benefits. The value of the Participant's Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
17.
Clawback. Notwithstanding anything to the contrary contained in this Agreement, the Company may recover from the Participant any compensation received from the Option (whether or not vested or settled) or cause the Participant to forfeit the Option (whether or not vested) in the event that the Company’s Clawback Policy then in effect is triggered.
18.
Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering this Agreement or providing recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant and administration of the Option; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.
19.
Acceptance. The Participant hereby acknowledges receipt of this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.